UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 20, 2008


                          ROCKY MOUNTAIN MINERALS, INC.
                          -----------------------------
               (Exact Name of Registrant as Specified in Charter)


         Wyoming                        0-9060                    83-0221102
         -------                        ------                    ----------
(State or Other Jurisdiction          (Commission             (I.R.S. Employer
    of Incorporation)                 File Number)           Identification No.)


2480 North Tolemac Way, Prescott, Arizona                           86305
-----------------------------------------                           -----
(Address of Principal Executive Offices)                          (Zip Code)


       Registrant's telephone number, including area code: (928) 778 1450


          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.   Unregistered Sales of Equity Securities.

Rocky Mountain Minerals, Inc. (RMMI) agreed in a privately negotiated transaction which completed on 20 November 2008 to sell 15 million shares of RMMI common stock in return for net cash proceeds of Australian $150,000 (the equivalent of $96,974). The aggregate offering price was $0.00646, there being no underwriting discounts or commission.

The securities described above were issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended ("the Act") under Section 4(2) of the Act and/or Regulation S promulgated under the Act.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ROCKY MOUNTAIN MINERALS, Inc.

Date: November 20, 2008                      By: /s/  M.A. Muzzin
                                                 ----------------
                                                 M.A. Muzzin
                                                 President